OncoCyte Announces Proposed Public Offering of Common Stock

ALAMEDA, Calif., Feb. 07, 2019 (GLOBE NEWSWIRE) — OncoCyte Corporation (NYSE American: OCX) (“OncoCyte”), a developer of novel, non-invasive liquid biopsy tests for the early detection of cancer, today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. All of the shares of common stock to be sold in the offering will be offered by OncoCyte.

OncoCyte intends to use the net proceeds of the public offering to support its DetermaVuTM commercialization efforts and additional clinical studies to support reimbursement and adoption, to initiate future product development, and for general corporate and working capital purposes.

Piper Jaffray is acting as the sole book-running manager and Janney Montgomery Scott is acting as the co-manager for the public offering. OncoCyte intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering on the same terms and conditions, to cover over-allotments, if any.

The shares are being offered by OncoCyte pursuant to a shelf registration statement on Form S-3 that has been filed with the Securities and Exchange Commission (“SEC”) on October 2, 2017 and declared effective by the SEC on October 16, 2017.The offering will be made only by means of a written prospectus and prospectus supplement. A preliminary prospectus supplement relating to, and describing the terms of, the offering will be filed with the SEC and will be available on the SEC’s web site at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering can be obtained from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by email at prospectus@pjc.com, or by phone at (800) 747-3924. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About OncoCyte Corporation

OncoCyte is focused on the development and commercialization of novel, non-invasive blood (“liquid biopsy”) diagnostic tests for the detection of cancer. Our diagnostic tests have the potential to improve health outcomes, reduce the cost of care, and improve patients’ quality of life. Liquid biopsy diagnostic tests like those OncoCyte is developing may reduce the need for costlier and riskier diagnostic procedures such as invasive biopsy procedures. OncoCyte is focusing its efforts on developing DetermaVu™ as a non-invasive confirmatory diagnostic test for lung cancer.

Forward Looking Statements

Any statements in this press release that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) are forward-looking statements. These statements include those pertaining to OncoCyte’s plans to consummate its proposed public offering, the intended use of proceeds therefrom, and other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. These statements involve inherent risks and uncertainties, including those relating to the development and/or commercialization of potential diagnostic tests or products, the results of clinical trials or regulatory approvals, the capacity of third-party supplied blood sample analytic systems to provide consistent and precise analytic results on a commercial scale, the need and ability to obtain future capital, maintenance of intellectual property rights, the need to obtain third party reimbursement for patients’ use of any diagnostic tests commercialized, and the application of the proceeds from the potential offering to which this press release relates. Actual results may differ materially from the results anticipated in any forward-looking statements. Please see the “Risk Factors” and other cautionary statements in the registration statement and other documents OncoCyte has filed with the SEC. OncoCyte disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Bob Yedid

LifeSci Advisors, LLC

bob@lifesciadvisors.com

646-597-6989

Media Contact:

Allison Blum, Ph.D.

LifeSci Public Relations

allison@lifescipublicrelations.com

646-627-8383